Exhibit 10.1

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”

AMENDED AND RESTATED

MORTGAGE PROMISSORY NOTE

September 29, 2023

New York, New York

FOR VALUE RECEIVED, SUTTON HILL PROPERTIES, LLC, a Nevada limited liability company qualified to do business in New York, having its principal place of business at 5995 Sepulveda Boulevard, Suite 300, Culver City, California 90230 (the "Borrower") hereby promises to pay to the order of VALLEY NATIONAL BANK, a national banking association at its offices at 1455 Valley Road, Wayne, New Jersey 07470, and its successors and assigns ("Mortgagee"), the original principal sum of Twenty-One Million Sixty Thousand Nine Hundred Twelve and 57/100 Dollars ($21,060,912.57) together with interest according to the following terms and conditions:

1.Payments.

This Amended and Restated Mortgage Promissory Note ("Note" and "Restated Note" as referred to in the Extension and Modification Agreement of even date herewith between Borrower and Mortgagee) shall be repaid as follows:

(A)   Interest hereon for the period from the date hereof through the end of the current calendar month shall be due and payable simultaneously with the execution of this Note.

(8)   Eleven (11) equal consecutive monthly installments of principal and interest, in an amount as calculated pursuant to Interest Rate and Interest Calculations (as defined below) commencing on November 1, 2023 (the "First Payment Date", and each payment being a "Payment Date"), and continuing on the first day of each month thereafter until and including September 1, 2024.

(C)   One (1) payment in the amount of One Million Sixty Thousand Nine Hundred Twelve and 57/100 Dollars ($1,060,912.57) (the "Required Paydown Amount") due and payable in full on March 1, 2024. Borrower shall deliver to Mortgagee, together with the Required Paydown Amount, a certificate in form reasonably acceptable to Mortgagee executed by Borrower's manager or an authorized officer of Borrower certifying that each of the representations and warranties of the Borrower contained in the Loan Documents is true, complete and correct in all material respects as of the date of such manager or officer certificate except to the extent such representations and warranties are matters which by their nature can no longer be true and correct as a result of the passage of time. Notwithstanding the foregoing, in the event that Borrower has entered into a purchase and sale agreement for the sale of the entire Mortgaged Property with a bona-fide third party purchaser with a non-refundable (i.e., all contingency periods, if any, under such agreement have expired and such purchaser shall have no termination rights thereunder except for cause (e.g., a termination right which may be triggered by casualty, condemnation, title defect or other event as would customarily lead to such right of purchaser)) earnest money deposit in an amount equal to not less than five percent (5%) of the purchase price, which purchase price shall be in an amount equal to or greater than such amount as shall be required to indefeasibly repay in full the entire indebtedness evidenced by this Note plus all closing costs payable by Borrower as seller in connection with such sale of the Mortgaged Property (the "PSA") and has provided a copy of such fully-executed PSA to Mortgagee, then the date upon which such Required Paydown Amount shall be due and payable shall be extended until the earlier to occur of (i) the date on which the closing of title shall occur pursuant to the PSA, (ii) five (5) days after the date of any termination or cancellation of the PSA, or (iii) the Maturity Date.

(D)   A final installment of principal in such amount as shall constitute the entire outstanding principal balance of this Note, plus all accrued and unpaid interest as calculated pursuant to Interest Rate and Interest Calculations (as defined below), and all other sums due under this Note and/or the Mortgage (as defined below) due and payable in full on October 1, 2024 (the "Maturity Date").

The monthly installments of principal and interest described above shall be based on a two hundred sixty (260) month amortization schedule.

2.Interest Rate.

The annual rate of interest payable under this Note ("Interest Rate") for the period commencing on and including the date hereof through and including the Maturity Date (the "Loan Term"), shall be calculated at a floating rate equal at all times to three hundred fifty (350) basis points (3.50%) above the SOFR Loan Rate (as defined below), as such rate may change from time to time, adjusted daily, provided that at no time during the Loan Term shall the rate of Interest be less than seven and one half of one percent (7.50%) per annum, and provided further, that the rate of Interest may be increased to the Default Interest Rate (as defined below) in accordance with the terms and provisions of the Loan Documents.

"SOFR" shall mean, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day.

"SOFR Loan Rate" shall mean, for any applicable Interest Period (as defined below), the rate per annum equal to Term SOFR (as defined below) published for the Rate Determination Date and having a term equivalent to such Interest Period. Notwithstanding the foregoing, if, as of 5:00 p.m. (ET) on any applicable Rate Determination Date, Term SOFR has not been published, then the rate used will be such Term SOFR as published for the first preceding U.S. Government Securities Business Day so long as such first preceding U.S. Government Securities Business Day is not more than two (2) U.S. Government Securities Business Days prior to such Rate Determination Date.

"Interest Period" shall mean each period beginning on, and including, a Payment Date and ending on, and including, the day preceding the next Payment Date.

"Rate Determination Date" shall mean, for any applicable Interest Period, the date that is two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period.

"Term SOFR" shall mean, for any Interest Period, the 1-month CME SOFR Term Reference Rate administered by Chicago Mercantile Exchange ("CME") (or any successor forward-looking term rate derived from SOFR published by any successor administrator thereof, as may be recommended by the Federal Reserve Bank of New York) and published on the applicable commercially available screen page as may be reasonably designated by the Mortgagee from time to time. Notwithstanding anything herein to the contrary, in the event that, by reason of circumstances affecting the relevant market, Term SOFR (i) is permanently or indefinitely unavailable or unascertainable, (ii) ceases to be published, (iii) is officially discontinued by the administrator of Term SOFR and such circumstances are unlikely to be temporary, (iv) the government authority having jurisdiction over the Mortgagee set forth a specific date that Term SOFR shall no longer be available for determining interest rates, (v) can no longer be lawfully relied upon in contracts, (vi) does not accurately and fairly reflect the cost of making or maintain the type of advance under this Note, or (vii) the Mortgagee in its sole reasonable judgment believes that Term SOFR is no longer a widely recognized benchmark for the origination of loans and such circumstances are unlikely to be temporary, then all references to Term SOFR herein will instead mean the Alternate Rate (as defined below). The Mortgagee will provide prompt written notice to the Borrower of such Alternate Rate, which will be effective on the date of the earliest event set forth in clauses (i)-(vii) of this paragraph. If there is any ambiguity as to the date of occurrence of any such event, Mortgagee's judgment will be dispositive.

"Alternate Rate" shall mean a replacement rate for Term SOFR determined by the Mortgagee in its sole judgment. If at any time such Alternate Rate is less than zero percent (0%), then the replacement rate shall be deemed zero percent (0%) for purposes of calculating the Interest Rate.

3.Interest Calculations. Interest shall accrue on the unpaid principal amount of this Note from the date hereof until all sums under this Note are paid in full. Interest during the term hereof shall be computed on the basis of a 360-day year and actual number of days elapsed.

4.Application of Payments. Payments received under this Note (including prepayments) shall be applied first to accrued interest and then to installments of principal, in inverse order of their maturity dates. Notwithstanding the previous sentence, Mortgagee shall have the right, at its sole option, to apply any payment received under this Note first to any late fees, collection or other expenses to which Mortgagee may be entitled under this Note, the Mortgage (as defined below) or any other Loan Document. The making of any partial prepayment shall not change the due dates or amounts of monthly installment payments next becoming due, but shall only change the allocations of future payments of interest and principal based on such prepayment and produce possibly an earlier payoff date on this Note.

5.Late Fee.    If any payment (including tax or insurance escrow payments) is not received by Mortgagee within fifteen (15) days following its due date, without limiting any right or remedy under this Note, the Mortgage or any other Loan Document, Mortgagee may charge a late fee equal to Five Percent (5%) of the total amount overdue.

6.Prepayments. Prepayment of the Loan is permitted at any time upon not less than thirty (30) days prior written notice to Mortgagee. Such prepayment must be accompanied by payment of all accrued interest on the amount being prepaid and any and all applicable charges due under the Loan Documents. All prepayments shall be applied first to any outstanding charges or fees relating to the Loan, then to interest and then to principal.

Except as otherwise expressly set forth in this Note, the Mortgagee shall not be required to accept partial prepayments of the Loan.

No prepayment premium shall be due in connection with any prepayments of the Loan.

7.Place and Manner of Payment. Payments under this Note are to be made in United States currency at the offices of Mortgagee listed in this Note or at such other location designated by Mortgagee. Without limiting in any way Mortgagee's right of setoff against Borrower, Mortgagee is authorized and directed to apply funds in any account in the name of Borrower with Mortgagee to make any payments under this Note without any additional authorization, from, and without prior notice to, the undersigned. Any delay by Mortgagee in submitting a statement of any amount due under this Note shall not relieve Borrower of its duty to inquire as to the amount due and to make timely payments.

8.Collateral. This is the Note referred to in, and secured by the Mortgage ("Mortgage") of this date from the undersigned in favor of Mortgagee, the terms and conditions of which are hereby incorporated into this Note. Capitalized terms in this Note that are defined in the Mortgage, and not otherwise defined in this Note, shall have the meaning set forth in the Mortgage.

9.Defaults and Remedies. Upon the occurrence of an Event of Default, all sums outstanding under this Note may, at Mortgagee's sole option, become, or may be declared to be, immediately due and payable in full, and the Mortgagee may exercise any of its other rights and remedies as set forth in the Mortgage and/or all other Loan Documents, including, without limitation, the right to increase the interest rate on such sums to the Default Interest Rate. Mortgagee's delay or failure to accelerate this Note or to exercise any other available right or remedy shall not impair any such right or remedy, nor shall it be construed to be a forbearance or waiver. The term "Default Interest Rate"

means a rate of Five Percent (5%) in excess of the interest rate provided for in this Note. Unless otherwise agreed to by Mortgagee, the Default Interest Rate shall (a) be applied retroactively to the date of the first occurrence of the Event of Default, (b) be computed on a three hundred sixty (360) day year based on a 30/360 day basis, and (c) survive entry of any judgment relating to the Loan.

10.New York Law. This Note has been executed and delivered at and shall be deemed to have been made in the State of New York and shall in all respects be governed by and construed, applied and enforced in accordance with the internal laws, including the conflict of law rules, of the State of New York, except to the extent that procedural matters must be governed by the law of the jurisdiction wherein the Mortgaged Property is located. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Note shall be prohibited by or be invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Note.

11.Partial Invalidity. If any term or provision of this Note is at any time held to be invalid by any court of competent jurisdiction, the remaining terms and provisions of this Note shall not be affected and shall remain in full force and effect.

12.Waivers. Without limiting any other provisions of the Mortgage or the Loan Documents, Borrower, for itself and all endorsers, guarantors and sureties of this Note, and their heirs, legal representatives, successors and assigns, hereby waives, to the fullest extent permitted by law, valuation, appraisement, presentment for payment, demand, notice of nonpayment, notice of dishonor, protest, notice of protest, lack of diligence, delays in collection or enforcement of this Note, notice of the intention to accelerate, the benefit of all applicable law affording any right or redemption or cure and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except as expressly provided herein or in the Mortgage, and in connection with any suit, action or proceeding brought by Mortgagee on this Note, any and every right it may have to (a) a trial by jury, (b) interpose any counterclaim therein (other than a counterclaim which can only be asserted in a suit, action or proceeding brought by Mortgagee on this Note and cannot be maintained in a separate action), and (c) have the same consolidated with any other or separate suit, action or proceeding, and agrees that their respective liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Mortgagee. BORROWER HEREBY REPRESENTS THAT BORROWER'S COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS

WAIVER. By accepting this Note, Mortgagee also waives its right to request a trial by jury.

Borrower (or each of them, if more than one) hereby expressly waives, to the extent permitted by law, for the benefit of the Mortgagee: (i) any right to require the Mortgagee, as a condition of payment or performance by either Borrower, to (A) proceed against the other Borrower or any other person or entity, (B) proceed against or exhaust any collateral for the Loan held from the other Borrower or any other person or entity, (C) proceed against or have resort to any balance of any deposit account, securities account, or credit on the books of the Mortgagee in favor of the other Borrower or any other person or entity, or (D) pursue any other remedy in the power of the Mortgagee whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the other Borrower, including any defense based on or arising out of the lack of validity or the unenforceability of the Loan or any document, agreement or instrument relating thereto or by reason of the cessation of the liability of the other Borrower from any cause other than payment in full of the Loan; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon the Mortgagee's errors or omissions in the administration of the Loan; (v) (1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of its obligations hereunder, (2) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims, and (4) promptness, diligence and any requirement that the Mortgagee protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default thereunder or under this Note, the Mortgage or the Loan Documents, any agreement or instrument related thereto, notices of any renewal, extension or modification of the Loan or any agreement related thereto, notices of any extension of credit to the other Borrower and notices of any matters referred to in any guaranty securing this Note and any right to consent to any thereof; and (vii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate sureties, or which may conflict with the terms hereof.

13.Consent to Jurisdiction. FOR ANY CLAIM, ACTION, OR DISPUTE ARISING UNDER, OR TO INTERPRET OR APPLY, THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR TO RESOLVE ANY DISPUTE ARISING UNDER THE FOREGOING OR THE RELATIONSHIP BETWEEN THE PARTIES, BORROWER AND MORTGAGEE IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, NEW YORK, AND APPELLATE COURTS FROM ANY OF SUCH COURTS. BORROWER AND MORTGAGEE IRREVOCABLY WAIVES ANY OBJECTION THAT IT MAY HAVE AT ANY TIME TO VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, INCLUDING ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING SO BROUGHT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THE MORTGAGE OR OTHER LOAN DOCUMENTS SHALL BE DEEMED TO PRECLUDE MORTGAGEE FROM BRINGING ANY SUIT, ACTION, OR PROCEEDING    RELATING    TO ANY OTHER LOAN DOCUMENT OR THE INDEBTEDNESS EVIDENCED HEREBY IN ANY OTHER JURISDICTION WHERE MORTGAGEE COULD OTHERWISE PROPERLY BRING SUCH SUIT, ACTION, OR PROCEEDING. BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS SET FORTH ON PAGE 1 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW). SUBJECT TO THE REQUIREMENTS FOR A CASE TO BE HEARD IN THE COMMERCIAL DIVISION OF THE NEW YORK STATE SUPREME COURT, THE PARTIES AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COMMERCIAL DIVISION OF THE NEW YORK STATE SUPREME COURT, AND TO THE APPLICATION OF SAID COURT'S ACCELERATED PROCEDURES PURSUANT TO RULE 9 OF SECTION 202.?0(G) OF THE UNIFORM RULES FOR NEW YORK STATE TRIAL COURTS.

14.Interest Limits. If any provision of this Note relating to the rate of interest violates any applicable law in effect at the time payment is due, the interest rate then in effect shall be automatically reduced to the maximum rate then permitted by law. If for any reason Mortgagee should receive as interest an amount that would exceed the highest applicable lawful rate of interest, the amount that would exceed that highest lawful rate shall be deemed to be credited against principal and not to the payment of interest.

15.Successors and Assigns. This Note shall be binding on Borrower and its successors and assigns, and shall inure to the benefit of Mortgagee and its successors and assigns. The term "Mortgagee" in this Note shall refer to Valley National Bank or to any other future holder of this Note.

16.Cross Default. The occurrence of an Event of Default shall constitute a default under any other Obligations of Borrower and a default under any other Obligations of Borrower shall constitute an Event of Default under this Note, the Mortgage and all other Loan Documents.

17.Intentionally Omitted.

18.End of Term. If the Borrower fails to pay the Loan in full at the end of the term of this Note, and Borrower thereafter requests the Mortgagee to renew the Loan, then if the Mortgagee agrees to renew the Loan in its sole absolute discretion and same does not occur within thirty (30) days following the date on which the Loan came due, the Borrower shall be required to pay a late fee equal to one (1%) percent of the then outstanding principal balance of the Loan.

19.Time of the Essence. TIME IS OF THE ESSENCE with regard to Borrower's performance of all the terms, covenants and conditions of this Note.

20.Notices. All notices to be given under this Note shall be given in the same manner as provided in the Mortgage.

21.Amendment. This Note, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

22.Amended and Restated Note. This Note amends and restates in their entirety the terms and provisions of those certain promissory notes secured by those certain mortgages as more fully described on Exhibit A attached hereto (said promissory notes being hereinafter collectively referred to as the "Existing Notes") so that this Note shall hereafter constitute evidence of but one debt in the aggregate principal amount of$21,060,912.57. The conditions contained in this Note shall supersede and control the terms, covenants, agreements, rights, obligations and conditions of the Existing Notes (it being agreed that the modification of the Existing Notes shall not impair the debt evidenced by each of the Existing Notes). This Note does not create new or additional indebtedness but evidences the same indebtedness evidenced by the Existing Notes and secured by the Mortgage and shall continue to be secured by, inter alia, the Mortgage without interruption in the lien or priority thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed on the date first written above.

SUTTON HILL PROPERTIES, LLC,
a Nevada limited liability company,
qualified to do business in New York

By: Citadel Cinemas, Inc., a
Nevada corporation,
its Manager

By: /s/ Gilbert Avanes
Name: Gilbert Avanes
Tit1e: Chief Financial Officer
and Treasurer

EXHIBIT A

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